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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-197922),

  (2)
  Registration Statement (Form S-8 No. 333-194323) pertaining to the 2013 Long Term Incentive Plan, and the Inducement Stock Option Award, and

  (3)
  Registration Statement (Form S-8 No. 333-189962) pertaining to the 2013 Long Term Incentive Plan, the 2013 Stock Incentive Plan, the 2009 Equity and Long Term Incentive Plan, as amended, and the 1998 Employee, Director and Consultant Stock Option Plan, as amended.

  (4)
  Registration Statement (Form S-8 No. 333-203485), Inducement Stock Option Awards (Apr 2014 - Jan 2015)

  (5)
  Registration Statement (Form S-8 No. 333-208830), 2013 Long Term Incentive Plan and Inducement Stock Option Awards (Feb 2015 - Oct 2015)

  of our reports dated February 29, 2016, with respect to the financial statements and the effectiveness of internal control over financial reporting of PTC Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey
February 29, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM